                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                FORM 8-K/A NO. 1


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: January 29, 1999


                                  MICRO GENERAL CORPORATION
                    (Exact name of registrant as specified in its charter)


           Delaware                      0-8358                 95-2621545
           --------                      ------                 ----------
 (State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)              File Number)        Identification Number)


           2510 North Red Hill, Suite 230, Santa Ana, California 92750
                    (Address of principal executive offices)


                                 (949) 622-4444
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

        On November 17, 1998, Micro General Corporation, ("Micro General" or the "Company") acquired LD Exchange.com, Inc, ("LDX") for $1,100,000 in cash and 1,000,000 shares of Micro General common stock. LDX became a wholly-owned subsidiary of the Company.

        "Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements which are not historical facts contained in this release are forward looking statements that involve risks and uncertainties, and results could vary materially from the descriptions contained herein and other risks as may be detailed in the Company's Securities and Exchange Commission filings.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired. The following financial statements of LDX are included in this Current Report:


                                                                                                      PAGE
                                                                                                      ----
Independent Auditors' Report........................................................................   F-1
Balance Sheet as of December 31, 1997...............................................................   F-2
Statement of Operations for the period January 15, 1997 (inception) to December 31, 1997............   F-3
Statement of Stockholders' Equity for the period January 15, 1997 (inception) to December 31, 1997..   F-4
Statement of Cash Flows for the period January 15, 1997 (inception) to December 31, 1997............   F-5
Notes to Financial Statements.......................................................................   F-6


     (b) Pro Forma Financial Information. The following unaudited pro forma combined condensed financial information is based upon the historical financial statements of the Company and has been prepared to illustrate the effects of the acquisition of LDX.

         The unaudited pro forma combined condensed balance sheet as of September 30, 1998 gives effect to the LDX acquisition, as if the transaction had been completed on September 30, 1998 and was prepared based upon the balance sheet of the Company as of September 30, 1998.

         The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1997 and the 9 month period ended September 30, 1998 give effect to the transaction described above as if the transaction had been completed at the beginning of each period presented. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1997 were prepared based upon the historical financial statements of the Company for the year ended December 31, 1997 and the historical financial statements of LDX for the period January 15, 1997 (inception) to December 31, 1997. The unaudited pro forma combined condensed statements of operations for the 9 month period ended September 30, 1998 were prepared based upon the unaudited financial statements of the Company for the 9 month period ended September 30, 1998 and the unaudited financial statements of LDX for the 9 month period ended September 30, 1998.

         The unaudited pro forma combined condensed financial information is provided for comparative purposes only and is not indicative of the results of operations or financial position of the combined companies that would have occurred had the acquisition occurred at the beginning of the period presented or on the date indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The unaudited pro forma combined condensed financial information and the related notes thereto should be read in conjunction with the Company's financial statements and the related notes, included in the Company's 1997 Form 10-K and 1998 third quarter Form 10-Q, and the financial statements of LDX which are listed in item 7(a) above. The LDX financial information has been prepared in accordance with generally accepted accounting principles and the instructions to Form 10-Q and Article 10 of Regulation S-X. All adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included. Net cash provided by operating activities for LDX for the 9 months ended September 30, 1998 was $1,189,295, net cash used in investing activities was $11,701, and there was no cash provided or used in financing activities.

         The LDX acquisition will be accounted for using the purchase method of accounting. Accordingly, the Company's cost to acquire LDX will be allocated to the assets acquired and liabilities assumed according to their estimated fair values as of the date of the LDX acquisition.

                            MICRO GENERAL CORPORATION
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            As of September 30, 1998

                                                                              As of September 30, 1998
                                                         ---------------------------------------------------------------------
                                                                                                                   Combined
                                                         Micro General    LD Exchange.com    Pro Forma           Micro General
                                                          Corporation          Inc.         Adjustments              LDX
                                                         -------------    ---------------   ------------         -------------
                        ASSETS

Current Assets:
  Cash and cash equivalents                              $    896,762         1,481,533       (1,012,000) (A)       1,366,295
  Accounts and notes receivable, net                          829,689           672,750                0            1,502,439
  Inventories                                               2,711,771                 0                0            2,711,771
  Prepaid expenses and other assets                           410,955            61,764                0              472,719
                                                         ------------      ------------     ------------         ------------
    Total current assets                                    4,849,177         2,216,047       (1,012,000)           6,053,224

Equipment and improvements, net                             3,058,531            22,747                0            3,081,278
Capitalized software, net                                   3,567,879                 0                0            3,567,879
Intangible assets, net                                      6,379,836                 0        2,825,106  (D)       9,204,942
                                                         ------------      ------------     ------------         ------------

                                                         $ 17,855,423         2,238,794        1,813,106           21,907,323
                                                         ============      ============     ============         ============


         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                  $  1,651,747         1,516,389           88,000  (A)       3,256,136
  Income taxes payable                                        (77,161)           35,000                0              (42,161)
  Deferred tax liability                                      524,097                 0                0              524,097
  Deferred revenue                                             12,303                 0                0               12,303
  Current portion of long-term debt with affiliates         2,350,001                 0                0            2,350,001
  Accounts payable to affiliates                            1,901,241                 0                0            1,901,241
  Customer retainers                                                0           412,511                0              412,511
                                                         ------------      ------------     ------------         ------------
    Total current liabilities                               6,362,228         1,963,900           88,000            8,414,128

Long-term debt with affiliates                              2,000,000                 0                0            2,000,000
Note payable due to affiliate                               5,009,211                 0                0            5,009,211
                                                         ------------      ------------     ------------         ------------

Shareholders' equity:
  Preferred stock, $.05 par value; 1,000,000 shares                 0                 0                0                    0
    authorized, no shares issued and outstanding
    at September 30, 1998
  Common stock, $.05 par value; 10,000,000 shares             327,483               170           49,830  (A)/(B)     377,483
    authorized, 6,549,666 shares issued and outstanding
    at September 30, 1998 and 7,549,666 pro forma shares
    issued and outstanding at September 30, 1998
  Additional paid-in capital                               10,920,658           270,151        1,679,849  (A)/(B)  12,870,658
  Retained earnings (accumulated deficiency)               (6,764,157)            4,573           (4,573) (B)      (6,764,157)
                                                         ------------      ------------     ------------         ------------
                                                            4,483,984           274,894        1,725,106            6,483,984
                                                         ------------      ------------     ------------         ------------

                                                         $ 17,855,423         2,238,794        1,813,106           21,907,323
                                                         ============      ============     ============         ============


   See Notes to Unaudited Pro Forma Combined Condensed Financial Information.

                            MICRO GENERAL CORPORATION
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                  For the Nine Months Ended September 30, 1998

                                                     For the Nine Months Ended September 30, 1998
                                  -------------------------------------------------------------------------------------------------
                                                                                                                        Combined
                                  Micro General      ACS Systems      Pro Forma     LD Exchange.com    Pro Forma      Micro General
                                   Corporation          Inc.         Adjustments          Inc.        Adjustments        ACS, LDX
                                  -------------     ------------     ------------   ---------------   ------------    -------------
Revenues:
  Postal product sales             $    605,037                0                0                0               0          605,037
  Postal service and rate changes       823,334                0                0                0               0          823,334
  Software sales and maintenance      1,586,545        1,231,809                0                0               0        2,818,354
  Hardware sales and maintenance      5,591,032        3,298,243                0                0               0        8,889,275
  Consulting revenue                  1,545,713          803,407                0                0               0        2,349,120
  Servicing revenue                     774,706          466,174                0                0               0        1,240,880
  Telecommunication service fees      1,004,405          690,950                0       16,096,516               0       17,791,871
  Other operating revenue               236,234            2,053                0                0               0          238,287
                                   ------------     ------------     ------------     ------------    ------------     ------------
    Total revenues                   12,167,006        6,492,636                0       16,096,516               0       34,756,158

Cost of sales:
  Postal products                       659,759                0                0                0               0          659,759
  Postal service and rate changes       222,046                0                0                0               0          222,046
  Hardware and software               4,816,961        2,519,416                0                0               0        7,336,377
  Direct cost of service                      0                0                0       15,609,524               0       15,609,524
                                   ------------     ------------     ------------     ------------    ------------     ------------
    Total cost of sales               5,698,766        2,519,416                0       15,609,524               0       23,827,706

Operating expenses:
  Selling, general and
     administrative                   7,040,376        3,765,170                0          350,289               0       11,155,835
  Engineering and development           122,812                0                0                0               0          122,812
  Amortization of goodwill and
   software development costs           273,569          271,168          101,385 (H)            0         423,765 (E)    1,069,887
                                   ------------     ------------     ------------     ------------    ------------     ------------
    Total operating expenses          7,436,757        4,036,338          101,385          350,289         423,765       12,348,534
                                   ------------     ------------     ------------     ------------    ------------     ------------

    Operating profit (loss)            (968,517)         (63,118)        (101,385)         136,703        (423,765)      (1,420,082)

Interest income (expense)              (466,791)           3,529                0              400               0         (462,862)
                                   ------------     ------------     ------------     ------------    ------------     ------------

    Earnings (loss) before income
       taxes                         (1,435,308)         (59,589)        (101,385)         137,103        (423,765)      (1,882,944)

Provision for (benefit from)
   income taxes                         (78,825)         (54,149)               0           35,000               0          (97,974)
                                   ------------     ------------     ------------     ------------    ------------     ------------

    Net earnings (loss)            $ (1,356,483)          (5,440)        (101,385)         102,103        (423,765)      (1,784,970)
                                   ============     ============     ============     ============    ============     ============


Basic loss per share               $      (0.32)                                                                              (0.24)
                                   ============                                                                        ============

Weighted average shares
   outstanding - basic basis          4,291,791                                                                           7,549,666
                                   ============                                                                        ============

Diluted loss per share             $      (0.32)                                                                              (0.24)
                                   ============                                                                        ============

Weighted average shares
   outstanding - diluted basis        4,291,791                                                                           7,549,666
                                   ============                                                                        ============


    See Notes to Unaudited Pro Forma Combined Condensed Financial Information

                            MICRO GENERAL CORPORATION
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      For the year ended December 31, 1997

                                                                 For the year ended December 31, 1997
                                  --------------------------------------------------------------------------------------------------
                                                                                                                         Combined
                                  Micro General     ACS Systems       Pro Forma     LD Exchange.com     Pro Forma      Micro General
                                   Corporation          Inc.         Adjustments          Inc.         Adjustments       ACS, LDX
                                  -------------     -----------      -----------    ---------------    -----------     -------------
Revenues:
  Postal product sales             $   672,049                0                0                0                0          672,049
  Postal service and rate changes    1,102,002                0                0                0                0        1,102,002
  Software sales and maintenance             0        2,448,089                0                0                0        2,448,089
  Hardware sales and maintenance             0        7,784,282                0                0                0        7,784,282
  Consulting revenue                         0        1,665,077                0                0                0        1,665,077
  Servicing revenue                          0        1,046,770                0                0                0        1,046,770
  Telecommunication service fee              0          862,814                0        1,451,213                0        2,314,027
  Other operating revenue                    0           16,602                0                0                0           16,602
                                   -----------      -----------      -----------      -----------      -----------      -----------
Total revenues                       1,774,051       13,823,634                0        1,451,213                0       17,048,898

Cost of sales:
  Postal products                    1,141,026                0                0                0                0        1,141,026
  Postal service and rate changes      385,316                0                0                0                0          385,316
  Hardware and software                      0        6,861,483                0                0                0        6,861,483
  Direct costs of service                    0                0                0        1,430,850                0        1,430,850
                                   -----------      -----------      -----------      -----------      -----------      -----------
    Total cost of sales              1,526,342        6,861,483                0        1,430,850                0        9,818,675

Operating expenses:
  Selling, general and
     administrative                  1,313,650        6,443,074                0          118,243                0        7,874,967
  Engineering and development          266,242                0                0                0                0          266,242
  Amortization of goodwill and
     software development costs              0          808,274          270,360 (H)            0          541,478 (E)    1,620,112
                                   -----------      -----------      -----------      -----------      -----------      -----------
    Total operating expenses         1,579,892        7,251,348          270,360          118,243          541,478        9,761,321
                                   -----------      -----------      -----------      -----------      -----------      -----------

    Operating profit (loss)         (1,332,183)        (289,197)        (270,360)         (97,880)        (541,478)      (2,531,098)

Interest income (expense)             (192,377)          15,130                0              350                0         (176,897)
                                   -----------      -----------      -----------      -----------      -----------      -----------

  Earnings (loss) before income
     taxes                          (1,524,560)        (274,067)        (270,360)         (97,530)        (541,478)      (2,707,995)

Provision for (benefit from)
   income taxes                            800          (64,126)               0                0                0          (63,326)
                                   -----------      -----------      -----------      -----------      -----------      -----------

  Net earnings (loss)              $(1,525,360)        (209,941)        (270,360)         (97,530)        (541,478)      (2,644,669)
                                   ===========      ===========      ===========      ===========      ===========      ===========

Basic loss per share               $     (0.78)                                                                               (0.35)
                                   ===========                                                                          ===========

Weighted average shares
   outstanding - basic basis         1,949,563                                                                            7,549,666
                                   ===========                                                                          ===========

Diluted loss per share             $     (0.78)                                                                               (0.35)
                                   ===========                                                                          ===========

Weighted average shares
   outstanding - diluted basis       1,949,563                                                                            7,549,666
                                   ===========                                                                          ===========


    See Notes to Unaudited Pro Forma Combined Condensed Financial Information

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

A. The unaudited pro forma combined condensed balance sheet as of September 30, 1998 has been prepared to reflect the LDX acquisition by the Company for an aggregate purchase price of $3,100,000. The total purchase price was paid by $1,100,000 in cash and by issuing 1 million shares of Company common stock, $.05 par value, valued at $2.00 per share.

B. The unaudited pro forma combined condensed balance sheet has been adjusted to eliminate the stockholders' equity of LDX.

C. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1997 includes the period January 15, 1997 (inception) to December 31, 1997 for which LDX was in operation.

D. The intangible assets amount reflects the excess consideration paid over the fair value of the net assets acquired. The intangible assets are to be amortized over 5 years.

E. The amortization expense related to the intangible assets for the period January 15, 1997 (inception) to December 31, 1997 and for the 9 months ended September 30, 1998 were $541,478 and $423,765, respectively.

F. Net loss per share on a basic and diluted basis gives effect to the issuance of 1 million shares of common stock of the Company.

G. Certain reclassifications have been made to the unaudited pro forma combined condensed financial information in order to conform the LDX presentation to that of the Company.

H. Reflects the impact of the acquisition of ACS Systems, Inc. ("ACS") on May 15,1998, as though the acquisition had occurred as of the beginning of the period reflected. Refer to Form 8-K/A dated July 27, 1998.

        (c) Exhibits.

            Exhibit Number
                23.1          Consent of KPMG Peat Marwick, LLP

                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MICRO GENERAL CORPORATION


Date: January 29, 1999                  By: /s/ BROOKS A. CORBIN
                                           -------------------------------------
                                                      Brooks A. Corbin
                                                 Senior Vice President and
                                                   Chief Financial Officer

             INDEX TO FINANCIAL STATEMENTS FOR LD EXCHANGE.COM, INC.


                                                                                                       PAGE
                                                                                                       ----
Independent Auditors' Report.......................................................................    F-1
Balance Sheet as of December 31, 1997..............................................................    F-2
Statement of Operations for the period January 15, 1997 (inception) to December 31, 1997...........    F-3
Statement of Stockholders' Equity for the period January 15, 1997
     (inception) to December 31, 1997..............................................................    F-4
Statement of Cash Flows for the period January 15, 1997 (inception) to December 31, 1997...........    F-5
Notes to Financial Statements......................................................................    F-6

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
LD Exchange.com, Inc.:


We have audited the accompanying balance sheet of LD Exchange.com, Inc. as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the period January 15, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LD Exchange.com, Inc. as of December 31, 1997 and the results of their operations and their cash flows for the period January 15, 1997 (inception) to December 31, 1997 in conformity with generally accepted accounting principles.




Orange County, California
January 15, 1999

                              LD EXCHANGE.COM, INC.

                                  Balance Sheet

                                December 31, 1997



                                     ASSETS

Current assets:
    Cash and cash equivalents                                         $ 303,939
    Accounts receivable                                                   4,557
    Prepaid expenses and other current assets                            28,001
                                                                      ---------

              Total current assets                                      336,497

    Property and equipment, net                                          18,900
                                                                      ---------

                                                                      $ 355,397
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                  $ 121,067
    Customer retainers                                                   61,549
                                                                      ---------

              Total current liabilities                                 182,616

Stockholders' equity :
    Common stock, $ 0.001 par value; 10,000,000 shares
       authorized, 170,454 shares issued and outstanding                    170
    Additional paid-in capital                                          270,141
    Accumulated deficiency                                              (97,530)
                                                                      ---------

              Total stockholders' equity                                172,781

Commitments and contingencies

Subsequent event
                                                                      ---------

                                                                      $ 355,397
                                                                      =========


See accompanying notes to financial statements.

                              LD EXCHANGE.COM, INC.

                             Statement of Operations

                January 15, 1997 (inception) to December 31, 1997



Telecommunication service fees                                      $ 1,451,213

Direct costs of service                                               1,430,850
                                                                    -----------

              Gross profit                                               20,363
                                                                    -----------

Operating expenses:
    Selling, general and administrative                                 110,159
    Depreciation                                                          8,084
                                                                    -----------

              Total operating expenses                                  118,243
                                                                    -----------

              Loss from operations                                      (97,880)

Other income:
    Interest income                                                         350
                                                                    -----------

              Net loss                                              $   (97,530)
                                                                    ===========


See accompanying notes to financial statements.

                             LD EXCHANGE.COM, INC.

                       Statement of Stockholders' Equity

               January 15, 1997 (inception) to December 31, 1997



                                         COMMON STOCK           ADDITIONAL
                                   -----------------------       PAID-IN      ACCUMULATED
                                    SHARES         AMOUNT        CAPITAL       DEFICIENCY        TOTAL
                                   --------       --------      ----------    ------------      --------
Balance at inception,
    January 15, 1997                     --       $     --             --             --              --

Issuance of common stock            170,454            170        270,141             --         270,311

Net loss                                 --             --             --        (97,530)        (97,530)
                                   --------       --------       --------       --------        --------

Balance at December 31, 1997        170,454       $    170        270,141        (97,530)        172,781
                                   ========       ========       ========       ========        ========


See accompanying notes to financial statements.

                              LD EXCHANGE.COM, INC.

                             Statement of Cash Flows

                January 15, 1997 (inception) to December 31, 1997


Cash flows from operating activities:
    Net loss                                                                        $ (97,530)
    Adjustments to reconcile net loss to net cash provided
      by operating activities:
       Depreciation                                                                     8,084
       Changes in operating assets and liabilities:
         Accounts receivable                                                           (4,557)
         Prepaid expenses and other current assets                                    (28,001)
         Accounts payable                                                             121,067
         Retainers                                                                     61,549
                                                                                    ---------
              Net cash provided by operating activities                                60,612
                                                                                    ---------
Cash flows from investing activities - purchases of property and equipment             (6,702)
                                                                                    ---------
Cash flows from financing activities - proceeds from issuance of common stock         250,029
                                                                                    ---------
Net increase in cash and cash equivalents                                             303,939
Cash and cash equivalents, beginning of period                                             --
                                                                                    ---------
Cash and cash equivalents, end of period                                            $ 303,939
                                                                                    =========
Supplemental disclosure of noncash transaction - increase in
    property and equipment acquired through the issuance of common stock            $  20,282
                                                                                    =========
Supplemental disclosures of cash flow information:
    Cash paid for interest                                                          $      --
                                                                                    =========
    Cash paid for income taxes                                                      $      --
                                                                                    =========


See accompanying notes to financial statements.

                              LD EXCHANGE.COM, INC.

                          Notes to Financial Statements

                                December 31, 1997



(1)   NATURE OF BUSINESS

      LD Exchange.com, Inc. (the Company) was incorporated on January 15, 1997 under the laws of the State of Delaware. The Company is a facilities based, wholesale carrier providing international telecommunication services. The Company operates as a switched international carrier of long distance telephone call traffic. The Company has focused on providing services to other long distance carriers, rather than trying to service corporate or personal customers.

(2)   SIGNIFICANT ACCOUNTING POLICIES

      (a)  REVENUE RECOGNITION

           The Company generates substantially all of its revenue from long distance telecommunication services. The Company recognizes revenue as services are provided based on minutes of traffic processed and contracted fees.

      (b)  CASH AND CASH EQUIVALENTS

           The Company considers all highly liquid investments purchased with original maturities of three months or less on their acquisition date to be cash equivalents. As of December 31, 1997, cash and cash equivalents include cash and money market accounts.

      (c)  PROPERTY AND EQUIPMENT

           Property and equipment are stated at cost. Depreciation is provided using the straight line method over the estimated useful lives of the respective assets. Estimated useful lives of computers, furniture and equipment range from three to five years. When assets are sold or otherwise retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

      (d)  CUSTOMER RETAINERS

           The Company requires certain of its customers to prepay for telecommunication services. These payments are reflected as cash and customer retainers in the accompanying balance sheet.

      (e)  INCOME TAXES

           Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.



                                                                     (Continued)

                              LD EXCHANGE.COM, INC.

                          Notes to Financial Statements

                                December 31, 1997



      (f)  USE OF ESTIMATES AND ASSUMPTIONS

           The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)   PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:

      Computers                                                  $ 21,651
      Equipment                                                     1,666
      Furniture                                                     3,667
                                                                 --------

                                                                   26,984
      Less accumulated depreciation                                (8,084)
                                                                 --------

                                                                 $ 18,900
                                                                 ========


(4)   INCOME TAXES

      The Company has had losses since inception and therefore has not provided for Federal income taxes. At December 31, 1997, the Company has net operating loss carryforwards of approximately $88,372 and $34,977 for Federal and state income tax purposes, respectively. These carryforwards begin to expire in 1998 and 2012 for Federal and state purposes, respectively.

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as operating loss carryforwards.

      Significant components of the Company's deferred income tax assets are as follows:

                Deferred tax assets:
                   Depreciation, start-up and
                     organization costs deferred for
                     tax purposes                          $    474
                   Net operating loss carryforward           33,138
                   State taxes                                  272
                                                           --------
                                                             33,884
                   Valuation allowance                      (33,884)
                                                           --------

                          Total                            $     --
                                                           ========



                                                                     (Continued)

                              LD EXCHANGE.COM, INC.

                          Notes to Financial Statements

                                December 31, 1997


      Due to the uncertainty surrounding the realization of the benefits of its favorable tax attributes in future tax returns, the Company has fully reserved its deferred tax assets as of December 31, 1997. In assessing the potential realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In addition, the utilization of the net operating loss carryforwards may be limited due to restrictions imposed under applicable Federal and state tax law.

(5)   CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

      Financial instruments that potentially subject the Company to concentration of credit risk are trade receivables. Credit risk on trade receivables is limited as a result of the Company's customer base, the use of retainers and the dispersion of customers across different geographic regions.

      The Company had sales to two customers which represented 76% and 11% of telecommunication service fees, respectively. No other customer accounted for more than 10% of telecommunication service fees in 1997.

(6)   COMMITMENTS AND CONTINGENCIES

      The Company is a switched international carrier, and offers its products directly to its customers. The Company rents two switches from one company, on a month-to-month basis, which are used to route customer call traffic to the Company's suppliers. Through December 31, 1997, the Company obtained capacity from eight suppliers. Contracts with both customers and suppliers, as well as the rental arrangements for the switches, are short-term, and there can be no assurance that the loss of any one customer and/or supplier will not have a material impact on the Company's business, financial condition and results of operations.

(7)   YEAR 2000 (UNAUDITED)

      The Year 2000 (Y2K) issue is the result of computer programs being written using two digits rather than four digits to define the applicable year. The Company has considered the impact of Y2K on its computer systems and applications and believes that its systems are either compliant or are scheduled for conversion in 1999. Expenditures in 1997 for the Y2K project have not been significant as certain planned software conversions and upgrades were already contemplated. Future expenditures are not expected to be significant.

      The Company is also at risk in relation to the Y2K issue if its suppliers, including the switch rental company, are not Y2K compliant. The Company has not yet performed a formal evaluation as to the Y2K readiness of its suppliers. The Company has also not yet established a Y2K contingency plan for its critical business processes.



                                                                     (Continued)

                              LD EXCHANGE.COM, INC.

                          Notes to Financial Statements

                                December 31, 1997


(8)   SUBSEQUENT EVENT

      In November, 1998, the Company entered into a merger agreement with Micro General Corporation whereby Micro General Corporation acquired all of the capital stock of the Company, and the Shareholders of the Company received consideration of $1,100,000 in cash and 1,000,000 shares of Micro General Corporation common stock. As a result of this transaction, the Company became a wholly owned subsidiary of Micro General Corporation.

                                  EXHIBIT INDEX



 Exhibit Number
    23.1            Consent of KPMG Peat Marwick, LLP